United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
_______________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 10, 2008	0-20525053
Date of Report (Date of earliest event reported)	Commission File Number

THEGLOBE.COM, Inc.
(Exact name of registrant as specified in its charter)

Delaware	14-1782422
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification Number)

110 East Broward Boulevard, Suite 1400
Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices) (Zip Code)
(954) 769-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report includes forward-looking statements related to theglobe.com, inc. ("theglobe" or the “Company”) that involve risks and uncertainties, including, but not limited to, our entry into, and risks associated with, a Purchase Agreement with The Registry Management Company, LLC, as reported in this Report on Form 8-K. These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com’s future results and business plans, including theglobe’s ability to continue operations as a going concern, please see the Company’s filings with the Securities and Exchange Commission, including in particular our Annual Report of Form 10-K for the year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

PROPOSED SALE OF ASSETS OF TRALLIANCE CORPORATION; PROPOSED ISSUANCE OF SHARES; STOCKHOLDER APPROVAL

On June 10, 2008, theglobe entered into a Purchase Agreement (the "Purchase Agreement"), by and between theglobe.com, its subsidiary, Tralliance Corporation (“Tralliance") and The Registry Management Company, LLC (“Registry Management” or “Buyer”), whereby theglobe will (i) issue two hundred twenty nine million (229,000,000) shares of its common stock (the “Shares”) and (ii) sell the business and substantially all of the assets of its subsidiary, Tralliance, to Registry Management (the “Purchase Transaction”) for consideration consisting of (i) surrender to theglobe of secured demand convertible promissory notes issued by theglobe and held by the Buyer in the aggregate principal amount of $4,250,000, together with all accrued and unpaid interest thereon (approximately, $1,148,439 as of May 31, 2008), (ii) satisfaction of outstanding rent and miscellaneous fees due and unpaid to the Buyer through the date of closing of the Proposed Transaction (equal to an aggregate of approximately $722,000 as of May 31, 2008), and (iii) an earn-out equal to 10% of the Buyer’s “net revenue” (as defined) derived from “.travel” names registered by the Buyer through May 5, 2015. Registry Management is controlled by Michael S. Egan, our Chairman and Chief Executive Officer and principal stockholder and each of our two remaining Board members, Messrs. Edward A. Cespedes and Robin Segaul Lebowitz, have a minority interest in Registry Management.

The Purchase Agreement contemplates several ancillary agreements and transactions. These agreements include, or will include, an Earn-out Agreement pursuant to which the Earn-out would be paid (the “Earn-out Agreement”) and one or more Termination Agreements (each a “Termination Agreement”) with our executive officers. The minimum earn-out amount payable under the Earn-out Agreement will be at least $300,000 in the first year following closing, increasing by $25,000 in each subsequent year (pro-rated for the final year of the earn-out). Pursuant to the Termination Agreements, theglobe’s employment agreements with each of Michael S. Egan, Edward A. Cespedes and Robin Segaul Lebowitz, the Chief Executive Officer, President and Vice President of Finance, respectively, of theglobe, will be terminated.

The Board of Directors has determined that the Purchase Transaction is advisable and in the best interests of theglobe and its stockholders. Immediately following the closing of the Purchase Transaction, theglobe is not anticipated to have continuing business operations and no source of revenue other than the Earn-out. The Purchase Transaction is not intended to result in theglobe “going private” and theglobe presently intends to continue as a public company and make all requisite filings under the Securities and Exchange Act of 1934 to remain a public company.

The Purchase Agreement includes customary representations and warranties by theglobe and Tralliance and restricts our ability to operate Tralliance outside of the ordinary course of business. The Purchase Transaction involves risks and there are a number of conditions to the obligation of Registry Management to complete the Purchase Transaction, all of which must either be satisfied or waived prior to the completion of the Purchase Transaction. These conditions include distribution of an Information Statement describing the Purchase Transaction to our stockholders, receipt of various third party consents to the transfer of certain of the contracts of Tralliance to the Buyer, and the receipt of a fairness opinion that the Purchase Transaction is fair to theglobe from a financial point of view. Theglobe anticipates filing the Information Statement with the Securities and Exchange Commission (“SEC”) in the near future and will distribute the Information Statement to its stockholders as soon as practicable after the Information Statement has been cleared by the SEC, with the closing anticipated to take place approximately 20 days thereafter (approximately 45 days if theglobe elects to make the Information Statement available by Internet in lieu of its mailing). One of the other conditions to the closing of the Purchase Transaction - namely, approval by stockholders of theglobe representing over 50% of the issued and outstanding shares of stock of theglobe - was satisfied by written action of some of our stockholders on June 12, 2008 as described below in Item 8.01 below.

Item 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

CONVERSION OF NOTE

On June 10, 2008, Dancing Bear Investments, Inc. (“DBI”), a company which is controlled by Michael Egan, our Chairman, elected to convert $400,000 in principal amount of certain secured convertible notes issued by the Company (the “Convertible Notes”). In accordance with the conversion terms of such Convertible Notes, such $400,000 was converted at $.01 per share, for an aggregate of 40 million shares of our common stock. Although the beneficial ownership of DBI remained the same both before and after such conversion, DBI’s ownership of the actual issued and outstanding shares of common stock increased from approximately 5% to 23% as a result of the conversion. Similarly, while the number of shares beneficially owned by our Chairman, Michael Egan, remained the same, Mr Egan and his affiliates’ (including DBI) ownership of the actual issued and outstanding shares of common stock increased from approximately 36% to 48% as a result of the conversion. Consequently, Mr. Egan may now significantly influence, if not control, the outcome of any item submitted to a vote of our stockholders, including approval of the Purchase Agreement described in Item 1.01 above.

POTENTIAL SALE OF COMMON STOCK PURSUANT TO PURCHASE AGREEMENT

As discussed in Item 1.01 above of this Form 8-K, upon the closing of the Purchase Agreement the Company will issue 229 million shares of its common stock to Registry Management. Registry Management will be entitled to one demand registration with respect to such shares exercisable any time after June 10, 2009 and to customary “piggyback” registration rights with respect to other potential registrations by the Company. The Company believes that Registry Management is an accredited and sophisticated investor and will rely upon exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated under such Act in issuing the foregoing shares.

Item 8.01. OTHER EVENTS

On June 12, 2008, Mr. Michael Egan, the Chairman and CEO of theglobe, together with certain of his affiliates and other related parties, whom collectively are the record owners of approximately 51.25% of the issued and outstanding shares of theglobe common stock, the sole class of voting securities of theglobe, executed a written consent of the stockholders adopting the Purchase Agreement described in Item 1.01 above and approving the transactions contemplated thereby in accordance with Section 228 of Delaware Law. The actions by written consent are sufficient to approve the Purchase Agreement and the other transactions contemplated by the Purchase Agreement without any further action or vote of the stockholders of theglobe.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)(b)(c) None

(d) Exhibits

10.1	Purchase Agreement dated as of June 10, 2008 by and between theglobe.com, inc., Tralliance Corporation and The Registry Management Company, LLC.
10.2	Form of Earn-out Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2008	theglobe.com, inc.

	By:	/s/ Edward A. Cespedes
Edward A. Cespedes, President

Exhibit Index

10.1	Purchase Agreement dated as of June 10, 2008 by and between theglobe.com, inc., Tralliance Corporation and The Registry Management Company, LLC.
10.2	Form of Earn-out Agreement